As filed with the Securities and Exchange Commission on February 18, 2010
Registration No. 333-25899

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

McDonald’s Corporation
(Exact name of registrant as specified in its charter)

Delaware	36-2361282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One McDonald’s Plaza, Oak Brook, Illinois 60523-1900, (630) 623-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gloria Santona
Corporate Executive Vice President,
General Counsel and Secretary
McDonald’s Corporation
One McDonald’s Plaza
Oak Brook, Illinois 60523-1900
(630) 623-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

    This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-25899) filed by McDonald’s Corporation (the “Registrant”) with the U.S. Securities and Exchange Commission on April 25, 1997 (the “Registration Statement”) to register 1,000,000 shares of the Registrant’s Common Stock (with associated Preferred Stock Purchase Rights) for issuance under the McDonald's Corporation 1992 Stock Ownership Incentive Plan (the “Plan”).  As of the date of this Post-Effective Amendment, all of the Common Stock registered has been issued under the Plan.

    In accordance with the Registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on the 18th day of February, 2010.

McDONALD’S CORPORATION

By:	/s/ Gloria Santona
Gloria Santona
Corporate Executive Vice President,
General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature Title	Date

*	February 18, 2010
Susan E. Arnold
Director

*	February 18, 2010
Peter J. Bensen
Corporate Executive Vice President and Chief Financial Officer

*	February 18, 2010
Robert A. Eckert
Director

*	February 18, 2010
Enrique Hernandez, Jr.
Director

*	February 18, 2010
Jeanne P. Jackson
Director

*	February 18, 2010
Richard H. Lenny
Director

*	February 18, 2010
Walter E. Massey
Director

*	February 18, 2010
Andrew J. McKenna
Chairman of the Board and Director

*	February 18, 2010
Cary D. McMillan
Director

*	February 18, 2010
Kevin M. Ozan
Corporate Senior Vice President - Controller

*	February 18, 2010
Sheila A. Penrose
Director

*	February 18, 2010
John W. Rogers, Jr.
Director

*	February 18, 2010
James A. Skinner
Vice Chairman, Chief Executive Officer and Director

*	February 18, 2010
Roger W. Stone
Director

*	February 18, 2010
Miles D. White
Director

______________________
*
Gloria Santona, the undersigned attorney-in-fact, by signing her name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated directors and officers of the Registrant pursuant to a power of attorney filed with the U.S. Securities and Exchange Commission.

    By:   /s/ Gloria Santona
      Gloria Santona
      Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

24	Power of Attorney